UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 20, 2008, upon the nomination by Quorum Investment Pool Limited Partnership (“QIP”), Mr. Michael E. Goffin was appointed to the Board of Directors (the “Board”) of Visiphor Corporation (the “Company”) to serve as a director until the Company’s 2008 annual meeting of shareholders.  Mr. Goffin was appointed pursuant to the terms of the Company’s 8% convertible secured debenture executed in favor of QIP, as discussed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2008 and as incorporated by reference herein.  No determination at this time has been made as to which committee of the board of directors Mr. Goffin will serve, if any.

Based upon information provided to the Company, the Company understands that Mr. Goffin is a shareholder of Quorum Funding Corporation (“Quorum”), and holds less than 10% of its issued and outstanding shares.  Quorum is the general partner of QFC 1, LP (“QFC”).  QFC owns all of the outstanding securities of QIP Management Inc. (“QIP Management”).  QIP Management manages QIP.  QIP Management is paid management fees related to QIP.  As discussed in the Form 8-K filed on March 11, 2008, the Company completed a private placement with QIP of an amended and restated 8% convertible secured debenture in the principal amount of Cdn$1,750,000 maturing over a four-year period.  Otherwise, Mr. Goffin does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is a press release dated March 26, 2008.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated March 26, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIPHOR CORPORATION

Date: April 3, 2008

By:

/s/ Sunil Amin

Sunil Amin

Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

a.1

Press Release dated March 26, 2008

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

VISIPHOR APPOINTS NEW DIRECTOR TO BOARD

VANCOUVER, CANADA, March 26, 2008 – Visiphor Corporation (“Visiphor”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announced today the appointment of Mr. Michael Goffin to the Company’s Board of Directors. The appointment is in direct relation to the recent $1.75 Million private placement with Quorum Investment Pool Limited Partnership (“QIP”) as previously announced.

“We are very pleased with the addition of Michael Goffin to the Company’s Board,” stated Oliver ‘Buck’ Revell, Visiphor Chairman and former associate deputy director of the FBI. “We welcome Michael’s knowledge and expertise to the team and are confident that his added leadership will help drive the Company’s upcoming achievement.”

Michael Goffin joined Quorum Group of Companies, Quorum Funding Corporation (“Quorum”), in 1997 where he has since gained over ten years of investment, accounting and corporate financial experience. Prior to 1997, he held various progressive financial positions in the service industry and manufacturing sector. Today, Mr. Goffin sits on Quorum’s Technology Advisory Committee, and is a board member of several publicly listed companies. His primary focus is on the management of portfolio investments, financial structuring, strategic modelling and due diligence. He also contributes to the Quorum mergers and acquisitions and divestiture team, including the sale of Newstar E-commerce to BCE Emergis. Mr. Goffin graduated from the University of Toronto with a Bachelor of Arts degree in Economics and Environmental Management in 1994 and holds a Certified General Accountant designation.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The Company’s solutions focus on disparate process and data management problems that exist in numerous verticals spanning government, energy, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (“SOA”), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

Visiphor is a Microsoft Gold Certified Partner. For information about Visiphor or the Company’s products and services, please visit www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Oliver ‘Buck’ Revell”

Chairman, Visiphor Corporation

Investor and Media Inquiries:

Roy Trivett, CEO

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 234

E-mail: roy.trivett@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.